Exhibit 99.2

BankUnited, Inc.

Third Quarter 2011 Earnings Conference Call

October 27, 2011

1:00 PM Eastern Time

CORPORATE PARTICIPANTS

Mary Harris

BankUnited - SVP, Marketing & PR

John Kanas

BankUnited - Chairman, President, CEO

Doug Pauls

BankUnited - CFO

Raj Singh

BankUnited - COO

John Bohlsen

BankUnited - Vice Chairman, Chief Lending Officer

CONFERENCE CALL PARTICIPANTS

Ken Zerbe

Morgan Stanley - Analyst

Robert Placet

Deutsche Bank - Analyst

Brady Gailey

Keefe, Bruyette & Woods - Analyst

Connor Fitzgerald

Bank of America-Merrill Lynch - Analyst

Stephen Moss

Janney Montgomery Scott - Analyst

PRESENTATION

Operator

Good day, ladies and gentlemen, and welcome to the Third Quarter 2011 BankUnited, Inc. Earnings Conference Call. My name is Anne, and I will be your coordinator for today’s call. As a reminder, this conference is being recorded for replay purposes. At this time, all participants are in listen-only mode. (Operator Instructions) We will be facilitating a question and answer session following the presentation.

I would now like to turn the presentation over to, Mary Harris, Senior Vice President, Marketing and Public Relations. Please proceed.

Mary Harris  - BankUnited - SVP, Marketing & PR

Good morning and welcome. First I’d like to remind everyone that this call contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the Company’s current views with respect to, among other things, future events in financial performance.

The Company generally identifies forward-looking statements by terminology such as outlook, believe, expect, potential, continue, may, will, could, should, seeks, approximately, predicts, intends, plans, estimates, anticipates, or the negative version of these words or other comparable words.

Any forward-looking statements contained in this call are based on the historical performance of the Company and its subsidiaries or on the Company’s current plans, estimates, and expectations. The inclusion of this forward-looking information should not be regarded as a representation by the Company that the future plans, estimates, or expectations contemplated by the Company will be achieved.

Such forward-looking statements are subject to various risks and uncertainties, and assumptions relating to the Company’s operations, financial results, financial conditions, business prospects, growth strategy, and liquidity. If one or more of these other risks or uncertainties materialize, or if the Company’s underlying assumptions prove to be incorrect, the Company’s actual results may vary materially from those indicated in these statements.

These factors should not be construed as exhaustive. The Company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements.

It’s now my pleasure to introduce John Kanas, Chairman, President, and Chief Executive Officer of BankUnited. John?

John Kanas  - BankUnited - Chairman, President, CEO

Good morning, everybody. We are very pleased with the quarter obviously. We are reported $45.6 million, about $0.45 a share. Doug tells me that that is compared to consensus estimates of about $0.43.

The real story this quarter is embedded in tracking our organic growth rate. Loans grew about $378 million for the quarter most of which were commercial loans. This actually is running substantially above what we had estimated it to be last quarter and we are optimistic based on what we’re seeing that this kind of a growth rate, particularly of commercial loans, will continue on into the next few quarters.

The commercial loan portfolio is now just under $1 billion. By the year end we expect that it will be over $1 billion, and the growth rate of loans annualized for the quarter is about 180% a year. We’re obviously benefiting from the fact that banking is badly dislocated in Florida. Many of our competitor institutions are virtually out of business for one reason or another. Many are struggling with balance sheet problems and regulatory problems, some of which we expect will eventually sort out and some won’t, leading to what we predicted a long time ago, the emergence of the national consolidation of banks here in Florida.

Demand deposits, or transaction accounts, grew significantly during the quarter. And they amount to now about 15% of the deposit base. That’s up from 4% or 5% when we got here. So, all-in-all we are very pleased with the quarter and the financial results and are particularly riveted on the fact that organic growth seems to be gaining momentum. I reported to you earlier that when we first came to Florida we started hiring Florida bankers. We really got to pick I believe the pick of the litter of commercial bankers in South Florida in particular and those teams have gained traction and we’re finding that the more customers they bring, the more customers they bring. So, we have been very impressed with the performance of that part of the bank.

So, as I said in my quote, we really are the — a strategically important bank is emerging here underneath the loss share agreement and we’re very pleased with those results. So, we’re on track with the new branches. I think we’ve got ten opening between now and January 1, all of which have been under construction this year — for most of this year. Two have already opened. We went to a new opening this past week in Palm Beach that was greatly attended and we’re very encouraged by getting off to a strong start there. And many of these new locations, as reported to you before, are either relocations of some of the old branches or actual new locations in towns that we’ve not been represented in before.

I guess the anticipating a question with regard to M&A. I’ll be happy to answer them but we do get that question frequently as to what’s going on. We thought there would be more consolidation already within the market. And I know you’ve heard me say this before, we are seeing — and I think those of you who are investment bankers and those of you who talk to investment bankers, they will confirm that the activity is beginning to heat up on the M&A side.

People are starting to get a lot more realistic about pricing and about asset valuations on their own balance sheets and while we don’t have anything imminent, it wouldn’t be surprising to see us turn something up in the next four or five months or so. I know that’s longer than we expected to take, but quite frankly, pricing is just out of whack with reality, I think. Listened interestingly to Kelly King the other day at BB&T but he was predicting that consolidation was probably going to heat up this year because they are noticing the same thing. I couldn’t agree with him more.

We are off to a great start for a close of the year and expect this momentum to build. I remind you, going into the fourth quarter that as part of our FDIC agreement we get to sell a portion of our covered loans, about $275 million or $273 million worth. We do that — we execute that transaction every fourth quarter. So, we will — we do intend to execute a transaction like that in the fourth quarter. It will have an impact on fourth quarter earnings because we run our portion of the loss through the income statement. So, you will see that as you have in the past couple years.

We’re also launching an ambitious marketing campaign down here. Up until now we frankly didn’t have much to talk about and we were kind of hoping people didn’t go in our branches because they weren’t anything that we were particularly proud of. That’s no longer the case. We’ve repositioned our branches. We’ve rebranded them. And we have upgraded management all across the organizational chart and particularly out in the branches. We are now beginning to show off BankUnited here in Florida and those of you who are down here, this winter you will start seeing us — and we will become more of a household name, particularly in the Miami-Dade, Broward, and Palm Beach County areas. And also over in the West Coast.

So, we look forward to that and I think that I have spoken enough. Most people are probably at their trading desks this morning getting their buy orders in based on the futures this morning. I’m happy to take questions.

QUESTION AND ANSWER

Operator

(Operator Instructions) Our first question comes from the line of Ken Zerbe with Morgan Stanley. Please proceed.

Ken Zerbe  - Morgan Stanley - Analyst

Great. Thanks. John, can you just talk a little bit about geography of M&A? Are you seeing any differences between parts, regions in Florida or versus — maybe Florida versus some of the surrounding states in terms of who’s being more or less reasonable? And also just remind us about your views on acquiring sort of slightly North of Florida, so again the Southeast region in general? Thanks.

John Kanas  - BankUnited - Chairman, President, CEO

We are concentrated almost exclusively on Florida. People have shown us bank franchises in contiguous states. None of them have made any sense to us, Ken. In Florida, it is a bit fractured. Some areas in Florida are doing better than others. The Miami-Dade market is clearly showing more signs of life — the economy that is, particularly in the real estate markets — than the rest of Florida at least at the moment. That’s not being reflected in bank performance in this market. In fact, unfortunately some of the worst performing banks are in this market, struggling the most. And that’s where the emphasis of our growth has been.

With regard to ambitions North of Florida, right now we don’t have any except for the planned expansion in New York City. We are moving forward with that and I remind you that under our non-competes we expect to be doing business in Manhattan sometimes probably in the third quarter of next year. We are site selecting there and we are getting ready to move into that market and look forward to it anxiously. If you — and I’ve said before we expect significant trajectory of our growth in New York early on and if you put that on top of the annualized growth rate we seem to be getting in Florida, and I know nobody likes to get excited about organic growth and you’d rather have an M&A deal to take apart and look at but frankly the organic growth story here is quite impressive and just at this rate alone we will build a pretty big bank in a couple years.

Ken Zerbe  - Morgan Stanley - Analyst

Understood. Just in terms of the quality of the people who are getting a little more realistic about their — about prices, are you willing to buy sort of — quote — junk? Or does it have to be a decent franchise but at a lower price? How willing are you to buy lower quality?

John Kanas  - BankUnited - Chairman, President, CEO

We look at junk. Most of the junk is either in the hands of the regulator or closely aligned with the regulators and being controlled by them. I can say this, we really don’t see any juice in FDIC deals anyway. The economics are not at all compelling and we look at the pricing on the last few of those and they’re not interesting to us at all. I’m not sure whether that changes. I’m not sure as the banking market ambles through here and consolidation takes place whether the FDIC gets more generous with their deals. I doubt it.

So, we have looked at decently performing banks in Florida and those people have gotten more realistic about price. And some of the funds that came down here and either bought banks or recapitalized — or started banks or recapitalized old banks are probably not performing up to what the investors thought they would see in these things. So, we think there will be some action in that area soon.

Ken Zerbe  - Morgan Stanley - Analyst

Great. Thank you.

Operator

Our next question comes from the line of Robert Placet with Deutsche Bank. Please proceed.

Robert Placet  - Deutsche Bank - Analyst

Good morning, John. First question, I was wondering if you could just talk about what types of securities you’ve been buying I guess this quarter and with rates as low as they are, does this kind of change your strategy as it relates to your securities portfolio at all?

John Kanas  - BankUnited - Chairman, President, CEO

We’ll let Raj or Doug answer that. But the quick answer is low-yielding ones. Go ahead, Doug.

Doug Pauls  - BankUnited - CFO

Well, Rob, to answer your question about does it change our strategy, no, not really, because our strategy has been — revolved around we want to buy good securities. We’re not going to take credit risks in the securities portfolio. There’s no reason for us to do that. We look every month in terms of the mix between floating rate, fixed rate, those types of things. But we’re not stretching to get yield in the investment portfolio. John is correct. Obviously the yields are not great.

One of the nice things for us frankly this quarter as well as projecting forward is that we think we’ll have less cash we have to put to work in the securities portfolio because we’re doing more lending and that’s really what we want to do anyway. So, strategy really hasn’t changed. What we’re buying really hasn’t changed drastically. Just have to speak to what we’re dealing with.

Robert Placet  - Deutsche Bank - Analyst

Great. And then as it relates to your branch expansion down in Florida, as you look out beyond this year, do you have a target for the number of branches that you’re looking to build in 2012 and then longer-term? How many branches do you see yourself operating?

John Kanas  - BankUnited - Chairman, President, CEO

Our current thoughts are eight or ten next year. Branches, as has been widely publicized are less and less important in this business and there’s such an oversupply of banks and branches in this market and every other one that we are very, very careful about where we put these locations. We build them only when they’re strategically important and only when we go in with a team of people that lead the new branch into a market — we don’t — we’re not building branches and hoping people come, try to find somebody to manage it the week before we open. We’ll continue to execute on that plan as long as we can find the kind of people that we’ve been able to hire so far that can grow those branches quickly but it has become an art and not a science. And branches themselves are less important to our expansion strategy than people.

Robert Placet  - Deutsche Bank - Analyst

Okay. And just lastly on a related matter as it relates to refurbishing your existing branches, are you completely finished with that process? Or how much is left?

John Kanas  - BankUnited - Chairman, President, CEO

We’re 100% done. All the branches have been refurbished. The new logos are up. The signs are up. That’s one of the reasons why we’re going to advance this marketing plan. That will be a combination of media - television, radio, and paper, the internet. We really want to show these places off down there. We’ve had great comments from people, unsolicited, from all over Florida. We now want to broadcast.

Robert Placet  - Deutsche Bank - Analyst

Great. Thanks very much.

Operator

Our next question comes from the line of [Bradley] Gailey with Keefe, Bruyette & Woods. Please proceed.

Brady Gailey  - Keefe, Bruyette & Woods - Analyst

Thanks. It’s Brady Gailey. Good morning, guys. My first question is about your estimated cumulative loss estimate. I know it’s been trending down over the last couple quarters. I saw in the press release you’re now down to $4.7 billion from $4.8 billion. I was just wondering what’s driving that? Is it better cash flows? Are you more positive on the Florida economy? Do you expect that number to continue to drift down over the next couple quarters?

Doug Pauls  - BankUnited - CFO

Brady, the cash flows have consistently gotten a little better. Before we were at $4.8 billion. Now we’re at $4.7 billion. Last quarter we probably rounded up to $4.8 billion. This quarter we rounded down to $4.7 billion. They’re getting better,  Roll rates in the portfolio have gotten better. We’re still not seeing in a lot of our markets loan price appreciation. The recent Case-Shiller stuff came out and there were some improvements but we’re not seeing anything massive. So, at this point we expect that number to — it may trickle down a bit but we’re not projecting any great change in that number going forward, obviously.

John Kanas  - BankUnited - Chairman, President, CEO

Anything to add to that, Raj?

Raj Singh  - BankUnited - COO

No. It’s roll rates getting better.  Severities are just the same. It’s not much of an improvement from $4.8 billion to $4.7 billion. That’s just rounding.

John Kanas  - BankUnited - Chairman, President , CEO

But we don’t really think it’s much of an improvement, just stable.

Brady Gailey  - Keefe, Bruyette & Woods - Analyst

Okay. And then, John, how many new lenders did you hire in 3Q? Over the last year you’ve been hiring pretty aggressively. Is that aggressive hiring continuing today?

John Kanas  - BankUnited - Chairman, President, CEO

Did you say in the third quarter or over the last year?

Brady Gailey  - Keefe, Bruyette & Woods - Analyst

In the third quarter, how many new lenders have you hired?

John Kanas  - BankUnited - Chairman, President, CEO

In the third quarter, 15 or 20. And over the last year probably 100?

John Bohlsen  - BankUnited - Vice Chairman and Chief Lending Officer

Upwards to 100.

John Kanas  - BankUnited - Chairman, President, CEO

Yes. Around 100.

Brady Gailey  - Keefe, Bruyette & Woods - Analyst

Okay. And then my last question, the sale that’s coming up, the auction where you can sell the 270, 275 — is there any idea how much of a negative impact that will be on fourth quarter’s earnings?

Doug Pauls  - BankUnited - CFO

Brady, the only thing I can say to that is that in 2009 it was $9 million pretax and in 2010 it was $18 million pretax. The bids are not due for a couple of weeks. So, we can’t really give any more guidance than that. We can tell you what happened the last couple of years. Other than that, we’re not sure.

Brady Gailey  - Keefe, Bruyette & Woods - Analyst

Okay. Thanks, guys.

Operator

Our next question comes from the line of Erika Penala with Bank of America-Merrill Lynch. Please proceed.

Connor Fitzgerald  - Bank of America-Merrill Lynch - Analyst

Hi. This is [Connor Fitzgerald] for Erika. Good morning.

Doug Pauls- BankUnited -  CFO

Hi, Connor. How are you doing?

Connor Fitzgerald  - Bank of America-Merrill Lynch - Analyst

Good. Just a quick question on the loan yields. I know they moved up this quarter on higher accretable, but can you talk about the yields you’re seeing on your new originations, particularly in C&I?

Doug Pauls  - BankUnited - CFO

Yes. For the quarter, the yields, the new C&I stuff came on at roughly 3.5. Most of that is floating rate product.

Connor Fitzgerald  - Bank of America-Merrill Lynch - Analyst

Okay. Great. And then just on the liability side, can you talk about just deposit repricing opportunities in 2012 and 4Q?

Doug Pauls  - BankUnited - CFO

Connor, it’s actually a little closer to four on the commercial side.  High 3’s

Connor Fitzgerald  - Bank of America-Merrill Lynch - Analyst

Got you. And then just repricing opportunities on the deposit side going forward?

Raj Singh  - BankUnited - COO

We repriced money market savings by five basis points just a couple of weeks ago. We repriced the ETR which raised our fee income on the cash management side by 10 basis points. So, we’re repricing but we also carefully look at what the competition is doing. So, it’s hard for me to say where 2012 would be. I would think there’s more opportunities to reprice but I can’t give you a number.

Connor Fitzgerald  - Bank of America-Merrill Lynch - Analyst

Okay. Great. Any big CD chunks coming due or anything like that from the failed bank?

Raj Singh  Doug Pauls - BankUnited -  COO

No. The failed bank CDs are pretty much run off and there isn’t much left from prior to 2009. In fact, if you would notice, our CD balances for the first time have actually now started growing. So, we’ve been running off CDs and very aggressively so but we’ve now come down to a place where I think the CD portfolio we have is fairly core and we’d like to keep it flat or even grow it a little bit.

Connor Fitzgerald  - Bank of America-Merrill Lynch - Analyst

Great. Thanks.

Doug Pauls  - BankUnited - CFO

Just to second what Raj is saying, we’re talking internally.  We’ve put out information over the last couple quarters about core deposits and whatnot. But we’re talking internally. That definition has excluded CDs and what we’ve been reporting and going into 2012 we’ll probably take another look at that because as Raj said, we’ve run out the one relationship CD customers that we weren’t looking for and now what we’re left with is a good, stable base of CD customers to have other relationships with us. So, we may just stop talking about core deposits and talk about our deposit base in general.

Connor Fitzgerald  - Bank of America-Merrill Lynch - Analyst

Great. Thanks for taking my questions.

Operator

(Operator Instructions) Our next question comes from the line of Stephen Moss with Janney Montgomery Scott. Please proceed.

Stephen Moss  - Janney Montgomery Scott - Analyst

Good morning. Thanks for taking my call. Just one question with regard to the Florida commercial real estate market. What are you seeing for activity and pricing here?

John Kanas  - BankUnited - Chairman, President, CEO

I have John Bohlsen sitting here. John deals with that every day. I don’t think we’re seeing much at all but, John, would you — ?

John Bohlsen  - BankUnited - Vice Chairman, Chief Lending Officer

No. We don’t see much activity there at all at this point. What is out there and looks good to us we’re getting a shot at but in general there’s no growth in that market today.

John Kanas  - BankUnited - Chairman, President, CEO

Frankly, we’re surprised. We thought that by now we’d see more activity in that area. We are seeing people coming in from other parts of the country, investing serious money in this market in commercial real estate. But a lot of that’s cash. It’s interesting though. On the front page of the business section of the Miami Herald last week — I think I reminded you last time we’d probably start seeing big towers going up in Florida again pretty soon.

Sure enough there’s a 279 unit spec condo tower just breaking ground on Brickell Avenue. It’s going to go right next to the other empty condo towers that mostly have been taken up now by deep discounting the price. The difference is this one is being driven by a whole different financing structure where buyers have to put 70% of the money up before construction commences. So, the banks aren’t back in this business, thank God. But we are starting to see people developing new property.

I’ll remind me before we go on with the questions, something I failed to mention. We have a number of different regulatory applications that are pending. To bring you up to date on those, remember that we have an application in with the Fed to convert the thrift holding company to a bank holding company. We have an application with the OCC to convert the charter of the bank from a thrift charter to that of a bank. And we have an application before the regulators to approve the Herald Bank acquisition.

We expect that we will be putting an announcement out within a matter of days — we’re hopeful. On not all of those but on several of those. Probably the OCC application approving us as a national bank. We’ve completed the process with them. We’ve had the conversion examinations and had our interviews with the regulators. They’ve gone very well. We expect no issues. And then we’re hopeful that the rest of it, the Fed application approval, Herald will take place before January.

Stephen Moss  - Janney Montgomery Scott - Analyst

Thank you very much.

Operator

Ladies and gentlemen, there being no further questions in the queue, this concludes today’s question and answer session. I would now like to turn the call back over to Mary Harris for closing remarks.

Mary Harris  - BankUnited - SVP, Marketing & PR

Thank you, everyone, for participating in the call today. Have a wonderful day. Thank you.

Operator

Ladies and gentlemen, we thank you for your participation in today’s conference. This concludes the presentation and you may now disconnect. Have a good day.